Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the use of our report dated March 24, 2004, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Conspiracy Entertainment Holdings, Inc. for the fiscal year ended December 31, 2004 and 2003.

/s/ Chisholm, Bierwolf & Nilson, LLC
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
September 12, 2005